UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): June 27, 2018

Ocean Power Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28 Engelhard Drive, Suite B Monroe Township, New Jersey	08831
(Address of principal executive offices)	(Zip Code)

(609) 730-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2018, Ocean Power Technologies, Inc. (the “Company”) entered into a contract with Premier Oil UK Limited (“PMO”) for the lease of a PB3 PowerBuoy™ (the “PMO Agreement”) to be deployed in one of PMO’s offshore fields in the North Sea. Under the agreement, the PowerBuoy™ will provide communications and remote monitoring services for PMO assets and will demonstrate its ability to monitor and alert vessels in the area after the Floating Production, Storage and Offloading vessel is removed. The initial trial phase shall last for three months, and if successful, PMO may elect to extend for a second six month trial phase and a third three month trial phase. The Company will be paid a flat fee specified in the contract for each phase of the lease. At the end of the twelve months, PMO will have the option to extend the lease on a month-to-month basis as well as to purchase the PowerBuoy™. If PMO elects to purchase the unit, the parties will negotiate mutually agreeable terms. The Company has agreed to assist PMO in deployment and commissioning of the unit, as well as related data collection and assessment of performance. PMO is responsible for all costs associated with deployment and installation.

The PMO Agreement includes a number of other standard contract terms and conditions, including without limitation, provisions relating to confidentiality, environment, health and safety, inspection and testing, warranties, indemnities and limit of liabilities, and risk of loss and insurance.

The foregoing description of the Agreement is qualified in its entirety by reference to the text of the PMO Agreement, a copy of which the Company plans to file as an exhibit to its Annual Report on Form 10-K for the fiscal year ended April 30, 2018. The Company intends to request confidential treatment for certain portions of the Agreement, which will be omitted from the exhibit.

Item 8.01 Other Events.

On June 28, 2018, the Company issued a press release announcing the execution of the PMO Agreement. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibits

*99.1	Press release dated June 28, 2018 announcing the PMO Agreement.

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ocean Power Technologies, Inc.

Dated: June 28, 2018	/s/ George H. Kirby
George H. Kirby
President and Chief Executive Officer

Exhibit Index

*99.1	Press release dated June 28, 2018 announcing the PMO Agreement.

* Filed herewith.